UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): March 19, 2009 (March 16, 2009)

SouthPeak Interactive Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51869	20-3290391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2900 Polo Parkway Midlothian, Virginia 23113
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 378-5100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.    Unregistered Sales of Equity Securities.

On March 16, 2009, SouthPeak Interactive Corporation, a Delaware corporation (the “Company”), issued warrants (the “Warrants”) to purchase 1,811,334 shares of the Company's common stock to HCFP/Brenner Securities, LLC (“HCFP/Brenner”) as part of the consideration for investment banking services provided by HCFP/Brenner in connection with the acquisition of SouthPeak Interactive, LLC and the sale of the Company’s Series A preferred stock. The Warrants have an exercise price of $1.00 and are exercisable on or prior to May 31, 2013. The Warrants contain a cashless exercise provision, certain anti-dilution protections and other customary provisions. The Company is relying upon Rule 506 of Regulation D under the Securities Act of 1933, as amended, in connection with the issuance of the Warrants.

Item 9.01.    Financial Statements and Exhibits.

Exhibits

Exhibit Number	Description
4.1	Form of HCFP/Brenner Warrants

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2009

SouthPeak Interactive Corporation

By:	/s/ Melanie Mroz
Melanie Mroz, Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Form of HCFP/Brenner Warrants